Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 800-344-1029 or go to website: www.jhinvestments.com

3. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY

JOHN HANCOCK U.S. QUALITY GROWTH FUND

(FORMERLY JOHN HANCOCK STRATEGIC GROWTH FUND)
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 13, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK FUNDS III

PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Jay Aronowitz, Ariel Ayanna, John J. Danello, Thomas Dee, Philip Fontana, Kinga Kapuscinski, Nicholas J. Kolokithas, Harsha Pulluru, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Gina Goldych-Waters and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock U.S. Quality Growth Fund (formerly John Hancock Strategic Growth Fund), a series of John Hancock Funds III (“JHF III”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHF III (the “Meeting”) to be held at 200 Berkeley Street, Boston, Massachusetts 02116, on Wednesday, March 13, 2019, at [2:00] p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated January [__], 2019, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.jhinvestments.com
VOTE VIA THE TELEPHONE: 800-344-1029

VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between John Hancock U.S. Quality Growth Fund (formerly John Hancock Strategic Growth Fund) (the “Acquiring Fund”) and U.S. Growth Fund (the “Acquired Fund”). Under this agreement, the Acquired Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Acquiring Fund. The Acquiring Fund would also assume substantially all of the Acquired Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on March 13, 2019

The Proxy Statement and Prospectus for this Meeting are available at www.jhinvestments.com .

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

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